Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G attached hereto) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value of $0.00005 per share, of 500.com Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 30, 2020.

Man San Law	By:	/s/ Man San Law
	Name:	Man San Law

Delite Limited
	By:	/s/ Man San Law
	Name:	Man San Law
	Title:	Director

Good Luck Information Technology Co., Limited	By:	/s/ Man San Law
	Name:	Man San Law
	Title:	Director